Rule 424(b)(3) 333-203623

No.	__________________________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one deposited Ordinary Share)

JPMORGAN CHASE BANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF THE
PAR VALUE OF NIS 1.00 EACH OF
NICE LTD.
(INCORPORATED UNDER THE LAWS OF ISRAEL)

JPMorgan Chase Bank, N.A. as depositary (hereinafter called the "Depositary"), hereby certifies that __________________________________________________________ _____________________________________, or registered assigns IS THE OWNER OF _______________________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares (herein called "Shares") of NICE Ltd. , incorporated under the laws of Israel (herein called the "Issuer").  At the date hereof, each American Depositary Share represents one Share which is either deposited or subject to deposit under the deposit agreement at the Tel Aviv, Israel office of Bank Leumi Le-Israel Ltd. (herein called the "Custodian").

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Fourth Amended and Restated Deposit Agreement, dated as of May 4, 2015 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Transfer Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Upon surrender at the Transfer Office of the Depositary of  (i) a certificated Receipt in form satisfactory to the Depositary or (ii) proper instructions and documentation in the case of an uncertificated Receipt, for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt,and upon payment of the fees and expenses of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  The Depositary may deliver Shares prior to the receipt of Receipts for withdrawal of Deposited Securities, including Receipts which were issued under Section 2.9 of the Deposit Agreement but for which Shares may not have been received (until such Receipts are actually deposited, "Pre-released Shares") only if all the  conditions in Section 2.9 of the Deposit Agreement related to such Pre-Release are satisfied.  At the request, risk and expense of the Owner, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Owner.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at its office, subject to the terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Transfer Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Owner or as ordered by such Owner in its written order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Owner’s written order maintained either by the Issuer or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by  such Receipt to the Depositary for delivery at the Transfer Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall, without unreasonable delay, register transfers of this Receipt on its transfer books from time to time, upon any surrender of this Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed (in the case of a Receipt in certificated form) or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto but only upon payment to the Depositary of the fees and expenses of the Depositary as provided in the Deposit Agreement.

The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of this Receipt for the purpose of effecting a split-up or combination of such Receipt, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as were evidenced by the Receipt surrendered.

As a condition precedent to the issue, execution and delivery, registration, registration of transfer, split-up, combination, or surrender of any Receipt, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require payment from the depositor of Shares or from the holder or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, conversion or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees, charges and expenses as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and proof of citizenship, residence, exchange control approval, legal or beneficial ownership, compliance with all applicable laws and regulations and may also require compliance with all other applicable provisions of or governing the Shares and terms of the Deposit Agreement and any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts may be suspended, generally or in particular instances, during any period when the transfer books of the Depositary or any register for Deposited Securities are closed, or if any such action is deemed necessary or advisable by the Depositary or the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of Article 23 and the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.           LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge (including any penalties and/or interest) shall become payable by the Depositary or the Custodian with respect to any Receipt, the ADSs evidenced thereby, or any Deposited Securities represented by any ADS, or ay distribution thereon, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary or the Custodian as the case may be, and by holding or having held a Receipt or the ADSs evidenced thereby, the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of such ADS or any withdrawal of Deposited Securities represented by such ADS until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Owners entitled thereto. Each Owner of a Receipt or an interest therein (including, without limitation, holders of beneficial interests in ADSs) agrees to indemnify the Depositary, the Issuer, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

5.           WARRANTIES OF DEPOSITORS.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid, nonassessable and legally obtained by such person, are free of any pre-emptive or comparable rights of the holders of outstanding Shares,  that the person making such deposit is duly authorized so to do, and that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim.  Every such person shall also be deemed to represent that such Shares (A) are not Restricted Securities unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933, and that the Shares are not subject to other restrictions on sale or deposit under the laws of the United States or Israel, or under a shareholder agreement. To the extent the person depositing Shares is an "affiliate" of the Issuer (as such term is defined in Rule 144), the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, legal or beneficial ownership of ADSs, Deposited Securities or other securities, compliance with all applicable laws or regulations or terms of the Deposit Agreement or the Receipts, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper to comply with applicable laws, regulations or the Memorandum or Articles of Association of the Issuer, or to enable the Depositary to perform its obligations under the Deposit Agreement.  The Depositary may withhold the delivery or registration of transfer of any ADS or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Israel which is then performing the function of the regulation of currency exchange.

7.           CHARGES OF DEPOSITARY.

The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued or delivered, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities or property, issuances pursuant to a stock dividend or stock split declared by the Issuer, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities or property prior to such deposit to pay such charge.

The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares, to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Article 4, whichever is applicable (i) a fee of U.S.$0.05 or less per American Depositary Share for any cash distribution made pursuant to this Deposit Agreement, (ii) a fee of U.S.$1.50 per Receipt or Receipts for transfers made pursuant to Section 2.4 of the Deposit Agreement, (iii) a fee for the distribution or sale of securities pursuant to Article 4 hereof, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Article 4 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.05 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) fees for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with each and any of the foregoing (a) the servicing of the Shares or other Deposited Securities, (b) the sale of securities (including, without limitation, Deposited Securities), (c) the delivery of Deposited Securities, (d) any matter for which the Depositary shall incur no liability pursuant to, or as contemplated under subparagraphs (a) and/or (d) of the first paragraph of Section 5.2 of the Deposit Agreement, and (e) the Depositary's or its Custodian's compliance with applicable law, rule or regulation or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).   The Issuer will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Issuer and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register, or costs of causing securities to be credited to an account maintained by the Custodian, or an accredited intermediary acting as a registrar for the Shares, in each case in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), and (iv) in connection with the conversion of foreign currency into U.S. dollars, shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Issuer and the Depositary. For further details see https://www.adr.com.

The Depositary anticipates reimbursing the Issuer for certain expenses incurred by the Issuer that are related to the establishment and maintenance of the Receipt program upon such terms and conditions as the Issuer and the Depositary may agree from time to time.  The Depositary may make available to the Issuer a set amount or a portion of the Depositary fees charged in respect of the Receipt program or otherwise upon such terms and conditions as the Issuer and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

8.           PRE-RELEASE OF ADSs.

Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may(i) issue and deliver ADSs prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for cancellation and withdrawal of Deposited Securities pursuant to Section 2.5 of the Deposit Agreement (each such transaction a "Pre-Release").  The Depositary may receive ADSs in lieu of Shares under (i) above (which ADSs will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of ADSs under (ii) above.  Each such Pre-Release will be subject to a written agreement whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (a) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release, (b) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (c) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (d) agrees to any additional restrictions or requirements that the Depositary deems appropriate. Each such Pre-Release will be at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, terminable by the Depositary on not more than five (5) business days' notice and subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of American Depositary Shares and Shares involved in such Pre-Release at any one time to thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release with any one person on a case-by-case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided in connection with Pre-Release transactions, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that except as otherwise provided herein or in the Deposit Agreement, the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to a distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Issuer will have any obligation, or be subject to any liability under the Deposit Agreement, to any holder of this Receipt, unless such holder is the the person in whose name this Receipt is registered on the books of the Depositary.

10.           VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").  Such reports will be available for inspection and copying through the Commission’s EDGAR System or at public reference facilities maintained by the Commission in Washington, D.C.

Except to the extent otherwise available online or through the Commission's EDGAR system, the Depositary will make available for inspection by Owners of Receipts at its Transfer Office any reports and written communications, including any proxy soliciting material, received from the Issuer which are both (a) received by the Depositary, the Custodian or their respective nominees as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  At the Issuer’s expense and instruction, the Depositary will also distribute to Owners copies of such reports as may be furnished by the Issuer pursuant to the Deposit Agreement as soon as practicable after receipt thereof. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished by the Issuer in English.

Until termination of the Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain, a register for the registration, registration of transfer, combination and split-up of ADSs, which shall include the Direct Registration System, and which at all reasonable times shall be open for inspection by the Issuer and the Owners of Receipts provided that such inspection by the Owners shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities in any currency other than Dollars, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to any restrictions imposed by Israeli laws, regulations or applicable exchange control permits by the Israeli Controller of Foreign Exchange and the Deposit Agreement, convert such dividend or distribution into dollars and will distribute the amount thus received (net of the fees of the Depositary, or any expenses of conversion incurred by it, as provided in Section 5.9 of the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, on an averaged or other practicable basis, in each case subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Owners, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner; provided, however, that in the event that the Issuer or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.   The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, after consultation with the Issuer if practicable, to the extent practicable, cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, after deduction or upon payment of any fees, charges and expenses of the Depositary or any taxes or other governmental charges, in any manner that the Depositary may deem reasonably equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary reasonably deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees, charges and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) and the balance of such property shall be distributed by the Depositary to the Owners of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees, charges and expenses in respect of that distribution as in the case of a distribution received in cash.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary shall, to the extent practicable, distribute to the Owners of outstanding Receipts entitled thereto, additional ADSs representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement, receipt of any documents and legal opinions as provided in Section 5.7 of the Deposit Agreement and the payment of the fees, charges and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees, charges and expenses in respect of that  distribution.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional ADSs are not so distributed, each ADS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  The Depositary will not distribute ADSs to Owners unless the distribution of Shares in the form of ADSs is either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.

In the event that the Depositary determines that any distribution in respect of the Deposited Securities in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary or the Custodian is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary reasonably deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges and the fees, charges and expenses of the Depositary contemplated in Section 5.9 of the Deposit Agreement, and the balance of such property, to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

To the extent that the Depositary determines in its discretion that any distribution pursuant to the Deposit Agreement is not practicable with respect to any Owner, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Owner's Receipts (without liability for interest thereon or the investment thereof).  Distributions to Owners will be made to their respective addresses shown on the books of the Depositary.

Whenever the Issuer intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Issuer wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Issuer to determine, and the Issuer shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Issuer shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Issuer.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares.  If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional ADSs.  The Issuer shall assist the Depositary in establishing such procedures to the extent necessary.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than ADSs).  There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

13.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any ADS or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as may be required or as it may deem desirable, to the extent such approval or license is obtainable at a reasonable cost and within a reasonable time.

If at any time the Depositary shall determine that in its reasonable judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable time, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

In connection with the conversion of foreign currency into Dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. For further details see https://www.adr.com.

14.           RIGHTS.

In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, subject to the Issuer's Memorandum and Articles of Association and applicable laws and regulations, shall have discretion as to the procedure to be followed in making such rights available to any Owners including (i) the distribution of warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADSs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities, to the extent that the Issuer timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Issuer has no obligation to so furnish such evidence), or (ii) to the extent the Issuer does not so furnish such evidence and sales of rights are practicable, the distribution of any U.S. dollars available to the Depositary from the net proceeds of sales of rights as in the case of cash, or (iii) to the extent the Issuer does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, nothing (and any rights may lapse).  If at the time of the offering of any rights the Depositary reasonably determines that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it reasonably determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees, charges and expenses of the Depositary contemplated in Section 5.9 of the Deposit Agreement and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, issue and deliver ADSs to such Owner.

If the Depositary reasonably determines that it is not lawful and feasible to make such rights available to all or certain Owners, it may endeavor to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has reasonably determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of any such sales (net of the fees, charges and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any ADS or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act.   The Issuer shall not be obligated to file any such registration statement in order to permit U.S. holders to participate in any such rights distribution.

The Depositary shall not be responsible for any reasonable failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.  Nothing in this Receipt or Section 4.4 or elsewhere in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Issuer to file a registration statement with the Commission or endeavor to have such a registration statement declared effective so as to allow rights to be made available to Owners.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or any other notice, or whenever required for the determination of the Owners who shall be responsible for a fee, charge or expense assessed by the Depositary, and for the determination of the Owners who shall be entitled to act in respect of other matters, the Depositary shall fix a record date applicable to the American Depositary Shares, which shall be as near as practicable to the record date, if any, applicable to the Deposited Securities, after consultation with the Isssuer if practicable (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting or (iii) responsible for such fees, charges and/or expenses provided for in Section 5.9 of the Deposit Agreement, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for the determination of the Owners who shall be entitled to act in respect of other matters. To the extent applicable, the record date for the ADSs shall not be announced until the record date for the Shares has been announced by or on behalf of the Issuer. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter, or shall be obligated to pay such fees, charges and/or expenses provided for in Section 5.9 of the Deposit Agreement.

16.           VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, distribute to the Owners of Receipts a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice or solicitation of consents or proxies received by the Depositary in English from the Issuer, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of Israel and of the Memorandum and Articles of Association of the Issuer, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given (or deemed given), including, when applicable, an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Issuer.  Upon actual receipt by the ADR department of the Depositary of instructions of an Owner on such record date in the manner and on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor insofar as practicable and subject to the applicable provisions of law, the Deposit Agreement and the Issuer's Memorandum and Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such American Depositary Shares evidenced by such Owner’s Receipt in accordance with such instructions. The Issuer agrees, without increasing its obligations or potential liability under the Deposit Agreement, to provide notice, to the extent practicable, of any meeting of the holders of Shares or other Deposited Securities to the Depositary sufficiently in advance of such meeting in order to enable the Depositary to vote or cause to be voted any such Shares or Deposited Securities in accordance with the terms and conditions of Section 4.7 of the Deposit Agreement.  Except as set forth on the last paragraph of Section 4.7 of the Deposit Agreement, the Depositary shall not vote or attempt to exercise any voting discretion with respect to the Shares or other Deposited Securities, other than in accordance with instructions from the Owner. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

If after complying with the procedures set forth in this Article the Depositary does not receive instructions from the Owner of a Receipt on or before the Instruction Date, except to the extent not legally permissible, such Owner will be deemed to have instructed the Depositary to vote such Deposited Securities in accordance with the recommendations of the Board of Directors of the Issuer as advised by the Issuer in writing, except that the Depositary shall not vote that amount of such Deposited Securities with respect to any matter as to which the Issuer informs the Depositary (and the Issuer agrees to provide that information as promptly as practicable in writing, if applicable) that (x) the Issuer does not wish the Depositary to vote those Deposited Securities or (z) the matter materially and adversely affects the rights of holders of Shares. Notwithstanding the foregoing, Owners will not be deemed to have instructed the Depositary to give instructions to the Issuer to vote such Deposited Securities with respect to any shareholders' meeting in accordance with the recommendation of the Board of Directors of the Issuer unless and until the Depositary has received legal assurances from Israeli counsel, addressed to the Depositary in form and substance acceptable to the Depositary.  Voting instructions will not be deemed received until such time as the American Depositary Receipt department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.  If the Depositary is notified by the Issuer or the Custodian that new or modified resolutions are to be, or may be, considered at a shareholders’ meeting that have not been included in the materials distributed to the Owners (i.e., resolutions that may be introduced or modified at the shareholders’ meeting), the Depositary will abstain from voting the Shares represented by such Owners’ ADSs on such resolutions.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any cancellation other reclassification of Deposited Securities, or upon any share distribution or other distribution of securities or property not distributed to Owners or any sale of all or substantially all the assets of the Issuer, recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy, or sale of assets affecting the Issuer or to which it is a party, the Depositary may, in its discretion, and shall if reasonably requested by the Issuer, amend the Receipts or distribute additional or amended Receipts (with or without calling the Receipts for exchange) or cash, securities or property (on the record date set by the Depositary therefor) to reflect any such transaction in respect of Deposited Securities, and the Depositary is hereby authorized to surrender any Deposited Securities and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with any such transaction; and to the extent the Depositary does not so amend the Receipts or make a distribution to Owners to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS shall, to the extent not prohibited by applicable law, automatically represent its pro rata interest in the Deposited Securities as then constituted.  Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Issuer shall notify the Depositary in writing of such occurrence and may instruct the Depositary to give notice thereof, at the Issuer's expense, to Owners in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Owners in accordance with the terms thereof, assoon as reasonably practicable.

18.           LIABILITY OF THE ISSUER AND DEPOSITARY.

  The Depositary, the Issuer and their respective directors, employees, agents and affiliates shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, Israel or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Issuer's charter, any act of God, war, terrorism, nationalization or other circumstance beyond its control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or any Receipt provides shall be done or performed by it or them (including, without limitation, voting pursuant to Section 4.7 of the Deposit Agreement), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or any Receipt (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability to any Owner or holder of any Receipt except to perform its obligations to the extent they are specifically set forth in any Receipt and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt; (d) in the case of the Issuer and its agents under the Deposit Agreement be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or any Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; and (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it to be competent to give such advice or information. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, such distribution or offering is not made available to Owners of Receipts, and the Depositary does not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Issuer shall not be liable to Owners or holders of interests in ADRs for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system.  The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A.  The Issuer shall not be responsible for, and shall incur no liability to Owners or holders of interests in ADRs in connection with or arising from, the insolvency of any Custodian.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence, in each case on the part of the party so retained in connection with any such sale or proposed sale.  Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts), subject to the penultimate sentence of Section 5.3 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Issuer may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Owners or any other Owners of an interest in any American Depositary Shares about the requirements of Israeli law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Issuer or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Issuer and its affiliates and in American Depositary Shares. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner(s), any Receipt(s) or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.   None of the Depositary, the Custodian or the Issuer shall be liable for the failure by any Owner or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability. The Depositary and the Issuer shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners on account of their ownership of the American Depositary Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Issuer.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. Neither the Depositary, the Issuer nor any of their respective agents shall be liable to Owners or beneficial owners of interests in American Depositary Shares for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect upon the appointment  of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Issuer by providing no less than 90 days prior written notice of such removal to the Depositary, such removal to take effect the later of (i) the 90th day after such notice of removal is first provided and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. Notwithstanding the foregoing, if upon the resignation by the Depositary a successor depositary is not appointed within a 60-day period, or if upon the removal of the Depositary a successor depositary is not appointed within a 90-day period, the Depositary may elect to terminate the Deposit Agreement and the Receipts and the provisions of Section 6.2 of the Deposit Agreement shall thereafter govern the Depositary's obligations thereunder.   The Depositary reserves the right to add, replace or remove a Custodian and may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.  The Depositary will give prompt notice of any such action, which will be advance notice if practicable.

20.           AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement in writing between the Issuer and the Depositary in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any material right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be transferred solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement, the form of Receipt or any outstanding Receipt to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement, the form of Receipt, or any outstanding Receipt at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement, or the form of Receipt or any outstanding Receipt in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance. Notice of any amendment or supplement to the Deposit Agreement, form of Receipts or any outstanding Receipt shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments or supplements in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Issuer's website or upon request from the Depositary).

21.           TERMINATION OF DEPOSIT AGREEMENT.

The Depositary may, and shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination; provided, however, that if the Depositary shall have (i) resigned as Depositary under the Deposit Agreement notice of such termination  by the Depositary shall not be provided to the Owners unless a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement within 60 days of the date of such resignation, or (ii) been removed as Depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Owners unless a successor depositary shall not be operating under the Deposit Agreement on the 90th day after the Issuer's notice of removal was first provided to the Depositary.  On and after the date of termination, the Owner of a Receipt, will upon (a) surrender of such Receipt at the Transfer Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, will be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary and its agents thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement or any Receipts, except that the Depositary shall continue to  receive and hold (or sell) dividends and other distributions pertaining to Deposited Securities, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and/or the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, in each case, the fees, charges and expenses of the Depositary for the surrender of an ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of 30 days from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of those Receipts not theretofore surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement and the Receipts, except to account for such net proceeds and other cash (after deducting, in each case, the fees, charges and expenses of the Depositary for the surrender of an ADS, any expenses for the account of the Owner of such ADS in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.  Any obligations of the Issuer to file reports with any Israeli tax or governmental authority shall survive the termination of the Deposit Agreement.

22.           DISCLOSURE OF BENEFICIAL OWNERSHIP.

The Issuer may from time to time request that any Owner or beneficial owner (or former Owner or beneficial owner) of a Receipt provide information as to the capacity in which it holds or held Receipts or such beneficial interest and regarding the identity of any other persons then or previously having a beneficial interest in such Receipts, and the nature of such interest and various other matters.  Each such Owner or beneficial owner, as the case may be, agrees to provide such information reasonably requested by the Issuer pursuant to this Article.  The Depositary agrees to comply with reasonable written instructions received from time to time from the Issuer requesting that the Depositary forward any such requests to the Owners and to forward to the Issuer any such responses to such requests received by the Depositary.

Each Owner and beneficial owner agrees to comply with any applicable provision of any law, including, without limitation, Israeli law and United States law, with regard to the disclosure of or the notification to the Issuer or otherwise of the holding or proposed holding of certain interests in Shares and the obtaining of certain consents, to the same extent as if such Owner or beneficial owner were a registered holder or beneficial owner of Shares.  The Depositary is not required to take any action with respect to such compliance on behalf of any Owner or beneficial owner, including the provision of the notifications described below.

23.           COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

24.	UNCERTIFICATED AMERICAN DEPOSITARY SHARES; DTC DIRECT REGISTRATION SYSTEM.

Notwithstanding anything to the contrary in the Deposit Agreement:

(a)           American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to the Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of the Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of the Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares and Owners shall be bound by the terms and conditions of the Deposit Agreement and of the form of Receipt, regardless of whether their ADSs are certificated or issued through the Direct Registration System.

(b)           (i)           The terms “deliver”, “execute", "issue", "register", or "transfer" or their respective noun forms, when used with respect to ADSs and/or Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at DTCor its successor , designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled thereto, the physical delivery, execution, issuance, registration, or transfer at the Transfer Office of the Depositary to the person entitled to such delivery of one or more Receipts.

           (ii)           The term “surrender” or “cancel”, when used with respect to ADSs and/or Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Transfer Office of an instruction to surrender and/or cancel American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Transfer Office of, and/or the cancellation of, one or more Receipts evidencing American Depositary Shares.

(c)           American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)           The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Owner a Receipt evidencing the same number of certificated American Depositary Shares.

(e)           Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Owner.

(f)           (i)  The parties acknowledge that the Direct Registration System  and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.

           (ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (i) above has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.